EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT ("Agreement") made and entered as of September 1, 2003 by and between PARADISE TAN, INC. (the "Company"), a Texas corporation and Ron Schaefer (the "Executive").

                                   BACKGROUND
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     The parties desire to enter into an employment agreement and to set forth herein the terms and conditions of the Executive's employment by the Company. Accordingly, in consideration of the mutual covenants and agreements set forth herein and the mutual benefits to be derived herefrom, and intending to be legally bound hereby, the Company and the Executive agree as follows:

1.   EMPLOYMENT.
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     (a)     DUTIES.  The Company shall employ the Executive, on the terms set
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forth in this Agreement, as President. The Executive accepts such employment with the Company and shall perform and fulfill such reasonable duties as are assigned to him hereunder and by the Board of Directors of the Company (the "Board"), for the Company and its subsidiaries devoting his best efforts and entire professional time and attention to the performance and fulfillment of his duties and to the advancement of the interests of the Company, subject only to the direction, approval, control and directives of the Company's chief executive officer and the Board.

     (b)     PLACE OF PERFORMANCE.  In connection with his employment by the
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Company, the Executive shall be based in the Dallas Fort Worth Metroplex area, except for required travel on Company business.

2.   TERM.
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     (a)     The Executive's employment under this Agreement shall be for a three (3) year term (the "Term") commencing as of September 1, 2003 (the "Commencement Date") and shall, unless sooner terminated in accordance with the provisions of this Agreement, continue uninterrupted until the day prior to the third anniversary date of the Commencement Date (the "Expiration Date").

     (b) Renewals. This Agreement, upon coming to the end of the initial three year Term, shall be automatically renewed and extended for another one year each year on the anniversary hereof until terminated.

3.   COMPENSATION.
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     (a)     BASE SALARY.  During the Term, the Executive shall be entitled to
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receive an annual salary of $75,000 (the "Base Salary") which encompasses directors fees, payable in installments at such times as the Company customarily pays its other senior executive employees (but in any event no less often than monthly). Upon successful completion of the pending $24 million financing package with Chuckanut Capital Group Ltd., the Executive's Base Salary shall be increased to $120,000 three months following the successful completion date. The Base Salary shall be increased by a minimum of 5% on each anniversary of the Commencement Date, which increase, shall be added to the current Base Salary to equal the new Base Salary for purposes of this Agreement.

     (b)     BONUS AND INCENTIVES.  Executive shall receive an annual bonus in
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accordance with a Company Bonus Plan adopted by the Compensation Committee of the Board, then in place at the time if any. Executive will be eligible to participate in any stock option, stock grant or other incentive compensation plan adopted by the Board in place at the time if any. Eligibility in no way creates an obligation on the part of the Company to issue options, grants or other incentive compensation to the Executive, which shall be in the sole and absolute discretion of the Compensation Committee of the Board.

     (c) In the event the Executive becomes disabled in accordance with the definition found in the disability insurance procured by the Company if one exists, the Company shall pay Executive his Base Salary until he begins receiving benefits under such a policy or for six months, whichever is less.

4.   HEALTH INSURANCE AND OTHER BENEFITS.
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     During the Term, the Executive shall be entitled to all employee benefits offered by the Company to its senior executives and key management employees, including, without limitation if they apply, all pension, profit sharing, retirement, stock option, salary continuation, deferred compensation, disability insurance, family hospitalization and major medical insurance, medical reimbursement, survivor income, life insurance or any other benefit plan or arrangement established and maintained by the Company, subject to the rules and regulations then in effect regarding participation therein.

5.   REIMBURSEMENT OF EXPENSES.
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     The Executive shall be reimbursed for all items of travel, entertainment and miscellaneous expenses which the Executive reasonably incurs in connection with the performance of his duties hereunder, provided that the Executive submit to the Company such statements and other evidence supporting said expenses as the Company may reasonably require.

6.   AUTOMOBILE.
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     The Company shall provide Executive with the use of a van or Company car at the Company's expense if the Company has one available for use in Company business. All insurance, maintenance and other automobile expenses will be paid by the Company or reimbursed to Executive.

7.   STOCK GRANTS.
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     On the Commencement Date, the Company will not issue to Executive more shares of restricted common stock of the Company.

8.   VACATIONS.
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     The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior executive officers, but not less than three (3) weeks in any calendar year (prorated in any calendar year during which the Executive is employed hereunder for less than the entire year in accordance with the number of days in such calendar year during which he is so employed). The Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

9.   TERMINATION OF EMPLOYMENT.
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     (a)     In the event of the death of the Executive during the Term, this
Agreement shall terminate as of the date of the Executive's death. Upon termination of this Agreement under this Section 9(a), the Company shall have no further obligations or liabilities under this Agreement, except to pay to the Executive's estate or the Executive, as the case may be, the portion, if any, that remains unpaid of the Base Salary for the Term.

     (b) In the event the Executive becomes permanently disabled under the definition found in the policy of disability insurance if a policy exists provided hereunder, the Company may terminate this Agreement. If a policy does not exist, then the Company may terminate this Agreement at its discretion as is reasonable. However, the Executive's Base Salary shall continue to be paid to Executive until the disability benefits payable under the disability insurance begin or for six months, whichever is less.

     (c)     DISCHARGE.  The Company may discharge the Executive on one day's
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notice (such date being the "Termination Date" as used herein) and thereby immediately terminate his employment under this Agreement. Executive shall be entitled to a severance payment the lesser of: (i) three month's Base Salary at the then current rate, or (ii) the Base Salary payable for the remaining term of this Agreement. Upon a discharge, any unvested stock options or grants do not vest.

10.  NO MITIGATION.
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     The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as the result of his employment by another employer.

11.  RESTRICTIVE COVENANT.
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     (a)     COMPETITION.  Executive undertakes and agrees that until two years
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after the Expiration Date or Termination Date (whichever is earlier), he will not compete, directly or indirectly, or participate as a director, officer, employee, consultant, agent, representative or otherwise, or as a stockholder, partner or joint venturer, or have any direct or indirect financial interest, including, without limitation, the interest of a creditor, in any business competing directly or indirectly with the business of Company or any of its subsidiaries regardless of geographical location. Executive further undertakes and agrees that during the Term of the Agreement and for a period of two years after the Expiration Date or Termination Date, whichever is earlier, he will not, directly or indirectly employ, directly or indirectly cause to be employed, directly or indirectly solicit for employment any of Company's or its subsidiaries' employees, or directly or indirectly disclose Company information or information on employees etc.

     (b)     TRADE SECRETS.  During the term hereof and after termination for
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any reason, Executive shall not disclose, divulge, copy or otherwise use any trade secret of the Company or its subsidiaries, it being acknowledged that all such information and materials compiled or obtained by or disclosed to Executive while employed by the Company or its subsidiaries hereunder or otherwise are confidential and the exclusive property of the Company and its subsidiaries.

     (c)     SCOPE OF COVENANT.  Should the duration, geographical area or range
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or proscribed activities contained in subparagraph (a) above be held unreasonable by any court of competent jurisdiction, then such duration, geographical area or range of proscribed activities shall be modified to such degree as to make it or them reasonable and enforceable.

12.  INDEMNITY.
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     The Company shall indemnify and hold the Executive harmless to the maximum extent permitted by law against any claim, action, demand, loss, damage, cost, expense, liability or penalty arising out of any act, failure to act, omission or decision by him while performing services as an officer, director or employee of the Company, other than an act, omission or decision by the Executive which is not in good faith and is without his reasonable belief that same is, or was, in the best interests of the Company. To the extent permitted by law, the Company shall pay all attorneys' fees, expenses and costs actually incurred by the Executive in connection with the defense of any of the claims referenced herein.

13.  MISCELLANEOUS.
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     (a)     NOTICES.  Any notice, demand or communication required or permitted
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under this Agreement shall be in writing and shall either be hand-delivered to the other party or mailed to the addresses set forth below by registered or certified mail, return receipt requested or sent by overnight express mail or courier or facsimile to such address, if a party has a facsimile machine. Notice shall be deemed to have been given and received when so hand-delivered or after three business days when so deposited in the U.S. Mail, or when transmitted and received by facsimile or sent by express mail properly addressed to the other party. The addresses are:

     To the Company:
                        Paradise  Tan,  Inc.
                        6700  Denton  Hwy
                        Suite  H
                        Watauga  TX  76148

     To the Executive:
                        Ron  Schaefer
                        799  Windmere  Way
                        Keller  TX  76248

The foregoing addresses may be changed at any time by written notice given in the manner herein provided.

     (b)     INTEGRATION; MODIFICATION.  This Agreement constitutes the entire
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understanding and agreement between the Company and the Executive regarding its subject matter and supersedes all prior negotiations and agreements, whether oral or written, between them with respect to its subject matter. This Agreement may not be modified except by a written agreement signed by the Executive and a duly authorized officer of the Company.

     (c)     ENFORCEABILITY.  If any provision of this Agreement shall be
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invalid or unenforceable, in whole or in part, such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may required, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

     (d)     BINDING EFFECT.  This Agreement shall be binding upon and inure to
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the benefit of the parties, including and their respective heirs, executors, successors and assigns, except that this Agreement may not be assigned by the Executive.

     (e)     WAIVER OF BREACH.  No waiver by either party of any condition or of
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the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

     (f)     GOVERNING LAW AND INTERPRETATION.  This Agreement shall be governed
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by the internal laws of the State of Texas. Each of the parties agrees that he or it, as the case may be, shall deal fairly and in good faith with the other party in performing, observing and complying with the covenants, promises, duties, obligations, terms and conditions to be performed, observed or complied with by him or it, as the case may be, hereunder; and that this Agreement shall be interpreted, construed and enforced in accordance with the foregoing covenant notwithstanding any law to the contrary.

     (g)     HEADINGS.  The headings of the various sections and paragraphs
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have been included herein for convenience only and shall not be considered in interpreting this Agreement.

     (h)     COUNTERPARTS.  This Agreement may be executed in several
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counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     (i)     CUMULATIVE RIGHTS AND REMEDIES.  All rights and remedies of the
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Company and the Executive under this Agreement are not exclusive and are, in fact, cumulative in nature. Company and Executive hereby agree that all rights and remedies set forth in this Agreement are in addition to any and all other rights and remedies which the parties hereto may have under any other agreement or under any law of any kind whatsoever.

     IN WITNESS WHEREOF, this Agreement has been executed by the Executive and on behalf of the Company by its duly authorized officers on the date first above written.


          PARADISE  TAN  INC.

     By:  ___________________


          /s/ RON SCHAEFER
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          RON SCHAEFER